AGREEMENT REGARDING COMMON STOCK
                    AND PREFERRED STOCK PURCHASE AGREEMENT

  THIS AGREEMENT REGARDING COMMON STOCK AND PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") dated as of May 30, 1997 is entered into among ERP OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership (the "Purchaser"), WELLSFORD REAL PROPERTIES, INC., a Maryland corporation (the "Borrower"), and BANKBOSTON, N.A., a national banking association ("BKB"), as Agent for itself and the other "Banks" from time to time party to the "Credit Agreement" (as such terms are hereinafter defined) (BKB, in its capacity as Agent is hereinafter referred to as "Agent").

                             W I T N E S S E T H:

  WHEREAS, the Purchaser and Borrower have entered into that certain Common Stock and Preferred Stock Purchase Agreement, dated as of May 30, 1997 (the "Stock Purchase Agreement"); and

  WHEREAS, pursuant to that certain Revolving Credit Agreement dated of even date herewith among the Borrower, BKB, Morgan Guaranty Trust Company of New York and Agent (as the same may be varied, extended, supplemented, consolidated, amended, renewed, modified or restated, the "Credit Agreement"), the "Banks" (as defined in the Credit Agreement) have agreed to provide a revolving credit loan to the Borrower of up to $50,000,000.00 (the "Loan"), which Loan is evidenced by those certain Notes made by the Borrower to the order of the Banks in the aggregate principal face amount of $50,000,000.00; and

  WHEREAS, Borrower has requested that the Banks advance certain funds to Borrower based on amounts available to be funded by Purchaser pursuant to the Stock Purchase Agreement; and

  WHEREAS, Agent and the Banks have required, as a condition to the advance of proceeds of the Loan against amounts available to be funded under the Stock Purchase Agreement, that the parties hereto execute and deliver this Agreement;

  NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00), to induce the Agent and the Banks to enter into the Credit Agreement, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto to hereby covenant and agree as follows:

  1. Definitions. Capitalized terms used herein that are not otherwise defined herein shall have the meaning set forth in the Credit Agreement.

  2. Obligations Unconditional. Purchaser hereby agrees with Agent that, notwithstanding anything in the Stock Purchase Agreement to the contrary, the obligation of the Purchaser to consummate a "Purchase" (as defined in the Stock Purchase Agreement) during the "Purchase Term" (as defined in the Stock Purchase Agreement) and to pay the purchase price in connection with such purchase pursuant to the Stock Purchase Agreement shall be the absolute, unconditional and irrevocable obligation of Purchaser, and shall not be subject to the satisfaction of any condition set forth in the Stock Purchase Agreement, the absence of any "Potential Event of Default", "Event of Default" (as such terms are defined in the Stock Purchase Agreement) or any other default of any nature thereunder, or any set off, counterclaim, defense or other circumstance whatsoever; provided, however, that Purchaser shall have no obligation to consummate a "Purchase" (as such term is defined in the Stock Purchase Agreement) in the event that (x) an involuntary proceeding shall have been commenced or an involuntary petition shall have been filed in a court of competent jurisdiction seeking relief in respect of the Borrower under Title 11 of the United States Code, as now constituted or hereafter amended, and such proceeding or petition shall continue undismissed for ninety (90) days or an order or decree approving or ordering the foregoing shall be entered, or
(y) the Borrower shall have voluntarily commenced any proceeding or filed any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended (the foregoing events described in (x) and (y) being hereinafter referred to as the "Bankruptcy Default"). Without limiting the generality of the foregoing, Purchaser agrees that its obligations under this Agreement and the Stock Purchase Agreement shall not be affected or impaired by, and hereby waives and agrees not to assert or take advantage or any defense based on, (a) any failure by Borrower to satisfy any conditions set forth in Article 4 of the Stock Purchase Agreement or the occurrence of any Potential Event of Default or Event of Default (other than a Bankruptcy Default) under the Stock Purchase Agreement, (b) any lack of validity or enforceability of the Stock Purchase Agreement, (c) the existence of any claim, setoff, defense or any right which Purchaser may have at any time against the Borrower, the Agent or the Banks, (d) any statement, certificate or any other document presented pursuant to the Stock Purchase Agreement or hereunder proving to be fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever, (e) any breach of any agreement or dispute among or between Purchaser and the Borrower, (f) any non-application or misapplication by the Borrower of the proceeds of any "Purchase" (as such term is defined in the Stock Purchase Agreement), (g) any extension of time for or delay, renewal or compromise of other indulgence or modification granted or agreed to by the Agent or the Banks with or without notice to or approval by the Purchaser with respect to transactions contemplated by the Agreement, the Credit Agreement or any other Loan Documents; (h) any other legal or equitable defenses whatsoever to which Purchaser might otherwise be entitled, or (i) any failure on the part of Borrower to take any other action in connection with a Purchase or to deliver to Purchaser the certificate representing shares of Preferred Stock. Except as provided in Paragraph 3, below, Purchaser shall fund such amounts to Borrower as required by the terms of this Agreement upon receipt of written demand for such amounts.

  3. Payment to Agent. Purchaser agrees to, and Borrower hereby irrevocably authorizes and directs Purchaser to, pay directly to Agent in immediately available funds any and all amounts to be funded or paid by Purchaser pursuant to the Stock Purchase Agreement upon receipt of a written notice from Agent, executed by a purported officer of Agent, demanding payment of any and all amounts to be funded or paid by Purchaser pursuant to the Stock Purchase Agreement. Agent shall be entitled to, and Borrower hereby irrevocably consents to and authorizes Agent to, make such demand at any time (whether before or after the occurrence of a Default or Event of Default) as determined by Agent in its sole and absolute discretion. No further notice or authorization shall be required from Borrower in order to authorize the payment of all such sums directly to Agent. Purchaser shall have no right or obligation to inquire as to the right of Agent to make such demand, and the obligation of Purchaser hereunder shall not be affected by any notice or claim of Borrower to the contrary. Borrower waives any right to require that such payments be made to Borrower following delivery of such demand by Agent unless and until such demand is revoked in writing by Agent. Borrower agrees that Borrower shall have no right or claim against Purchaser for or by reason of such payments made directly to Agent following the receipt of such written demand. Upon payment of such amounts to Agent, Borrower shall recognize such payments as having been made to Borrower pursuant to the Stock Purchase Agreement. Any such amounts received by Agent shall be applied to the Obligations in such order as the Agent shall determine.

  4. Assignment of Stock Purchase Agreement. Purchaser acknowledges that the rights of the Borrower pursuant to the Stock Purchase Agreement and this Agreement have been assigned to Agent, and Purchaser expressly consents to said assignment and agrees that such assignment shall not constitute a "Potential Event of Default", "Event of Default" (as such terms are defined in the Stock Purchase Agreement) or other default of any nature under the Stock Purchase Agreement, and that upon the transfer to Agent or a nominee of Agent or the Banks of the rights of Borrower under this Agreement and Stock Purchase Agreement by foreclosure or transfer in lieu thereof, Agent, the Banks or such nominee shall be entitled to exercise all rights, powers and privileges under the Stock Purchase Agreement and this Agreement to collect and receive any and all amounts to be funded or paid by Purchaser pursuant thereto and this Agreement; provided that the foregoing shall not limit or impair the rights of the Agent to receive payments as provided in Paragraph 3, above.

  5. Representations of Purchaser. Purchaser hereby represents and warrants to the Agent as follows: (a) the Stock Purchase Agreement is in full force and effect and has not been modified, and Borrower is entitled to the benefits thereof; (b) no default (or event which would with the giving of notice or the passage of any applicable grace or notice and cure period might become a default) exists under the Stock Purchase Agreement; (c) there are no setoffs, defenses or counterclaims in favor of Purchaser with respect to the Stock Purchase Agreement, and to the extent that any such setoffs, defenses or counterclaims might be alleged to exist, the same are hereby waived and released by Purchaser; (d) the execution, delivery and performance of the Stock Purchase Agreement and this Agreement are within the authority of Purchaser, have been duly authorized by all necessary proceedings on the part of Purchaser, do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which Purchaser is subject or any judgment, order, writ, injunction, license or permit applicable to Purchaser, do not and will not conflict with or constitute a default (with the passage of time or the giving of notice or both) under any provision of the organizational documents of, or any mortgage, indenture, agreement, contract or other instrument binding upon Purchaser or any of its properties; and (e) this Agreement and the Stock Purchase Agreement constitute the valid and legally binding obligations of Purchaser enforceable in accordance with their respective terms and provisions, except as enforceability is limited by bankruptcy or other laws relating to or affecting generally the enforcement of creditors' rights and the effect of general principles of equity.

  6. Covenants of Purchaser. Purchaser hereby covenants and agrees with Borrower and Agent that it will not modify, amend, cancel, release, surrender or terminate the Stock Purchase Agreement or this Agreement without the prior written consent of the Agent, which consent may be withheld by the Agent in its sole and absolute discretion.

  7. Liability of Agent and Banks. Anything herein, in the Stock Purchase Agreement or any other instrument to the contrary notwithstanding,
(a) Borrower shall remain liable under the Stock Purchase Agreement, for the performance of its obligations, (b) the exercise by Agent of any of its rights hereunder or under the Loan Documents shall not release Borrower from any of its duties or obligations under the Stock Purchase Agreement or under the Loan Documents, and (c) Agent shall not have any obligations or liability under the Stock Purchase Agreement or otherwise by reason of this Agreement or the Loan Documents, nor shall Agent be obligated to perform any of the obligations or duties of Borrower thereunder; provided, however, that any failure of Borrower to perform such obligations shall not create a defense to the obligations of Purchaser hereunder.

  8. Amendments and Waivers. No amendment or waiver of any provision of this Agreement nor consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by all parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No delay or omission of Agent to exercise any right, power or remedy accruing upon any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default, or acquiescence therein; and every right, power and remedy given by this Agreement to Agent may be exercised from time to time and as often as may be deemed expedient by Agent.

  9. Governing Law; Terms. THIS ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK.

  10. Notices. Each notice, demand, election or request provided or permitted to be given pursuant to this Assignment (hereinafter in this Paragraph 10 referred to as "Notice"), must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested as follows:

  If to the Agent:

                           Bank Boston, N.A.
                           100 Federal Street
                           Boston, Massachusetts 02110
                           Attn: Real Estate Division

  With a copy to:

                           Bank Boston, N.A.
                           115 Perimeter Center Place, N.E.
                           Suite 500
                           Atlanta, GA 30346
                           Attn: Mr. Dan Silbert

  If to the Borrower:

                           Wellsford Real Properties, Inc.
                           610 Fifth Avenue
                           7th Floor
                           New York, New York 10020
                           Attn: Gregory Hughes

  If to Purchaser:

                           ERP Operating Limited Partnership
                           c/o Equity Residential Properties Trust
                           Two North Riverside Plaza, Suite 400
                           Chicago, Illinois 60606
                           Attn:  President

Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid. The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier, or if so deposited in the United States Mail, the earlier of three
(3) Business Days following such deposit or the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address for which no notice was given shall be deemed to be receipt of the Notice sent. By giving at least fifteen (15) days prior Notice thereof, the parties hereto shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

  11. Conflicting Provisions. In the event of a conflict between the terms of this Agreement and the terms of the Stock Purchase Agreement, the terms of this Agreement shall be deemed controlling in all respects until such time as the Obligations are paid in full.

  12. Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of the parties hereto and the Banks, their respective legal representatives, successors, successors-in-title and assigns; provided that as to the Agent and the Banks, this Agreement may only be assigned to a successor Agent or Bank pursuant to the Credit Agreement, a nominee of any or all of them or any purchaser (other than Borrower) at a foreclosure of the collateral pledged pursuant to the Assignment of Common Stock Agreement.

  13. Term. This Agreement shall continue and be effective until the indefeasible payment in full of the Obligations.

  14. Waivers of Purchaser. All of the Obligations shall be deemed to have been made or incurred in reliance upon this Agreement, and Purchaser expressly waives all notice of the incurring of the Obligations from time to time under the Credit Agreement or otherwise and all other notices not specifically required pursuant to the terms of this Agreement or by law. Purchaser agrees that Agent and the Banks shall be entitled to manage and supervise the Loans to Borrower in accordance with such practices as they deem appropriate under the circumstances. Purchaser agrees that neither Agent nor any Bank has made any warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of the Credit Agreement or the other Loan Documents or the collectability of the Obligations; and that neither the Agent nor the Banks shall have any responsibility to Purchaser to advise it of information known to any of them regarding the financial condition of Borrower or of any circumstances bearing upon the non-payment of the Obligations or any other indebtedness of Borrower. All agreements and obligations of Purchaser hereunder shall remain in full force and effect irrespective of: (a) any change in the time, manner or place of payment of the Obligations, or any other term of all or any of the Loan Documents; (b) any change, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to the departure from, any of the Loan Documents; or (c) any other circumstances which might otherwise constitute a defense available to, or a discharge of, Borrower in respect of the Obligations or Purchaser in respect to its obligations under this Agreement or the Stock Purchase Agreement.

  15. Rights of Borrower. The rights of the Borrower pursuant to the Stock Purchase Agreement shall not be enlarged by this Agreement, which rights of Borrower shall continue to be governed by the Stock Purchase Agreement; provided that the rights of the Agent as a successor of the Borrower shall be subject to the terms of this Agreement.

  16. Miscellaneous. Time is of the essence of this Agreement. Title or captions of paragraphs hereof are for convenience only and neither limit nor amplify the provisions hereof. If, for any circumstances whatsoever, fulfillment of any provision of this Agreement shall involve transcending the limit of validity presently prescribed by applicable law, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision herein operates or would prospectively operate to invalidate this Agreement, in whole or in part, then such clause or provision only shall be held for naught, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect.

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal on the date first above written.


                           AGENT:

                           BANK BOSTON, N.A., a national banking association, individually and as Agent


                           By:/s/ Mark E. Bashman
                              ------------------------------------
                                   Mark E. Basham, Managing Director






                      [Signatures continued on next page]

                                BORROWER:

                                WELLSFORD REAL PROPERTIES, INC., a Maryland
                           corporation


                                By:/s/ Gregory F. Hughes
                                   ---------------------------------------
                                   Name:  Gregory F. Hughes
                                   Title: Chief Financial Officer

                                          [CORPORATE SEAL]







                      [Signatures continued on next page]

                                PURCHASER:

                                ERP OPERATING LIMITED PARTNERSHIP

                                By:  Equity Residential Properties
                                      Trust, its sole General Partner


                                     By:/s/ Bruce Strohm
                                        -------------------------------
                                        Name:
                                        Title:


                                               [CORPORATE SEAL]